UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

Par Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 969-3293

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08 Shareholder Director Nomination.

The information set forth under Item 8.01 of this Form 8-K is incorporated by reference in this Item 5.08.

Item 8.01 Other Events.

On February 18, 2015, the Board of Directors (the “Board”) of Par Petroleum Corporation (the “Company”) approved Wednesday, June 3, 2015 as the date of the 2015 annual meeting of the Company’s stockholders (the “2015 Annual Meeting”). The 2015 Annual Meeting is the Company’s first annual meeting of its stockholders since its emergence from bankruptcy in late 2012.

The Board also set a deadline for the receipt of any qualified stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, as not later than the close of business on March 6, 2015 (which is the tenth day following the public announcement of the date of the 2015 Annual Meeting and which the Company believes is a reasonable time before it begins to print and distribute its proxy materials). In addition, the Board also established that any stockholder seeking to have a nominee to the Board to be included in the Company’s proxy materials for the 2015 Annual Meeting must provide notice to the Company of its intent to do so on a Schedule 14N and file that notice with the Securities and Exchange Commission on or before March 6, 2015 (which is the tenth day following the public announcement of the date of the 2015 Annual Meeting and which the Company believes is a reasonable time before it begins to print and distribute its proxy materials).

Stockholder proposals must be received by the Company at its principal executive offices located at 800 Gessner Road, Suite 875, Houston, Texas, 77024 addressed to the Secretary of the Company. All proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in the Company’s Amended and Restated Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Petroleum Corporation

Dated: February 24, 2015	/s/ Brice Tarzwell
Brice Tarzwell Senior Vice President, Chief Legal Officer and Secretary

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